UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2025

LM FUNDING AMERICA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37605	47-3844457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 West Platt Street Suite 100
Tampa, Florida		33606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 813 222-8996

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.001 per share	LMFA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Additional $2.0 Million Loan

On September 15, 2025, LM Funding America, Inc. (the “Company”) entered into an Amendment to Loan Agreement and Loan Documents (the “Loan Agreement Amendment”) by and among the Company, each of LM Funding, LLC and US Digital Mining and Hosting Co., LLC (subsidiaries of the Company), as guarantors (jointly and severally, the “Guarantors”), and SE & AJ Liebel Limited Partnership, as lender (the “Lender”). The Loan Agreement Amendment amends the Loan Agreement previously entered into on August 6, 2024, among the Company, the Guarantors, and the Lender (the “Original Loan Agreement”). Pursuant to the Loan Agreement Amendment, the Company obtained an additional loan of up to $2.0 million from the Lender (the “Additional Loan”), which is in addition to the $5.0 million loan that was made to the Company by the Lender under the original Loan Agreement (the “Initial Loan”).

The Additional Loan bears interest at a rate of 12.0% per annum and will mature on September 15, 2027 (the “Maturity Date”). The Company will make monthly interest payments of all accrued and unpaid interest under the Additional Loan on the last business day of each month until the Maturity Date, and on such date the entire principal balance, together with accrued and unpaid interest, shall become due and payable. The Company may prepay the Additional Loan in whole or in part at any time without penalty. The proceeds of the Additional Loan will be used to fund the acquisition of hosting sites and/or working capital, including the funding of a part of the purchase price for the Transaction (as defined in Item 2.01 below). As provided in the Loan Agreement Amendment and the Promissory Note issued by the Company thereunder (the “Promissory Note”), an amount equal to $1.3 million of the Additional Loan was funded on the date of the Loan Agreement Amendment, and the balance of the additional loan in an amount of up to $700,000 (as determined by the Company and approved by the Lender) will be funded on October 15, 2025. The Additional Loan is secured by the same collateral, security agreement, and pledge agreement, and is subject to the same guarantees, as the Initial Loan, all as previously disclosed in the Current Report on Form 8-K filed by the Company on August 19, 2024, provided that the minimum Bitcoin collateral value that is pledged to secure the loan has been increased to 110% of the outstanding principal amount of Initial Loan and Additional Loan.

The Loan Agreement, as amended by the Loan Agreement Amendment, and the Promissory Note contain customary negative and affirmative covenants, subject to certain exceptions, as well as events of default customary for transactions of this nature, including with respect to (subject in certain cases to cure periods, materiality and other qualifiers, as applicable), among other things, non-payment of principal, interest and other amounts, material inaccuracy of representations and warranties, covenant noncompliance, cross-defaults triggered by certain indebtedness, bankruptcy and insolvency, monetary judgments, change of control, failure to comply with certain financial covenants and other fundamental transactions. Subject to certain applicable cure periods, the occurrence of an event of default will result in the acceleration of the loan obligations under the Loan Agreement (as amended by the Loan Agreement). Commencing upon the occurrence of an event of default (without regard to any applicable notice and cure period), the Loan Obligations and any judgment entered on account of the Note shall bear interest at the maximum rate permitted by law.

The foregoing descriptions of the Loan Agreement Amendment and Promissory Note do not purport to be complete and are qualified in their entirety by reference to the complete text thereof, copies of which are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The information set forth under Item 2.01 under the header “Bitcoin Miner Purchase Agreement” is incorporated herein by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Mississippi Property Acquisition

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 7, 2025, the Company, through its wholly-owned subsidiary US Digital Mining Mississippi LLC, a Mississippi limited liability company (the “Acquiror”) entered into an Asset Purchase Agreement (the “Purchase Agreement”), dated as of August 1, 2025, with Greenidge Mississippi LLC, a Mississippi limited liability company (“Seller”). On September 16, 2025, the Acquiror completed the previously announced acquisition contemplated by the Purchase Agreement of the approximate 6.4 acre parcel of real property located at 249 Datco Industrial Road, Columbus, Mississippi 39707 (the “Mississippi Property”), including substantially all of the business assets of Seller located at the Mississippi Property, comprising of certain contracts, mining equipment (excluding any bitcoin miners) and certain tangible personal property, and certain rights of Seller relating to the assets being purchased (collectively, with the Mississippi Property, the “Acquired Assets”), free and clear of any liens other than certain specified liabilities of the Seller that are being assumed (collectively, the “Liabilities,” and such acquisition of the Acquired Assets and assumption of the Liabilities, the “Transaction”).

The total consideration paid by the Acquiror to Seller in the Transaction was approximately $3.9 million, which includes the disbursement to Seller at closing of $195,000 previously deposited by Seller as earnest money deposit. The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on August 7, 2025, and is, along with the description of the same contained in Item 1.01 of such Current Report on Form 8-K, incorporated herein by reference.

Bitcoin Miner Purchase Agreement

In connection with the completion of the Transaction, on September 16, 2025, the Company, through the Acquiror, entered into and closed the acquisition (the “Miner Acquisition”) contemplated by that certain Bitcoin Miner Purchase and Sale Agreement (the “Miner Purchase Agreement”) with Greenidge Generation LLC, a New York limited liability company and affiliate of the Seller (the “Miner Seller”), pursuant to which the Acquiror purchased and acquired from the Miner Seller certain Bitmain Antminer S19, S19 Pro and S1 J Pro bitcoin miners (collectively, the “Miners”) of the Miner Seller for an aggregate purchase price of approximately $362,000, calculated on the closing date by multiplying (A) the actual hashrate of the Miners, and determined as the total average hashrate produced by the Miners over a single four hour testing period conducted prior to closing, by (b) $2.30, the previously agreed upon price per terahash. The closing of the transactions contemplated by the Miner Purchase Agreement was completed on September 16, 2025, contemporaneously with the consummation of the Transaction.

The Miner Purchase Agreement contains customary representations, warranties and covenants. The Miner Purchase Agreement also contains customary indemnification provisions by the Miner Seller and Acquiror in favor of one another.

The foregoing description of the Miner Purchase Agreement is qualified by reference to the full text of the Miner Purchase Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 18, 2025, the Company issued a press release regarding the closing of the Transaction. A copy of such press release is filed herewith as Exhibit 99.1 and is incorporated by reference.

The disclosure in this Item 7.01 (including the exhibit) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Promissory Note, dated September 15, 2025
10.1 10.2

Loan Agreement Amendment, dated as of September 15, 2025, by and among the Company, LM Funding, LLC, US Digital Mining and Hosting Co., LLC, and SE & AJ Liebel Limited Partnership

Bitcoin Miner Purchase and Sale Agreement, dated as of September 16, 2025, by and between US Digital Mining Mississippi LLC and Greenidge Generation LLC

99.1 104	Press Released issued September 18, 2025 Cover Page Interactive Data File (embedded within the inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainty. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, including information regarding the expected benefits to the Company and Acquiror from the Transaction and Miner Acquisition that may or may not be realized within the expected time periods. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Such statements are based on the Company’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various risks and uncertainties. Investors should refer to the risks detailed from time to time in the reports the Company files with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LM Funding America, Inc

Date:	September 18, 2025	By:	/s/ Richard Russell
Richard Russell, Chief Financial Officer